Exhibit 99.1

urban-gro, Inc. to Acquire MJ12 Design Studio, Creating the Horticulture Industry’s First Fully Integrated Architecture, Engineering and Cultivation Systems Integration Company

Acquisition drives high margin services revenue and adds more than 70 open client projects

Acquisition further delivers on the company’s commitment to launch the industry’s first turn- key indoor ag facility solution for the Controlled Environment Agriculture (CEA) market

LAFAYETTE, Colo., (June 29, 2021) – urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), a leading global horticulture company that engineers and designs commercial Controlled Environment Agriculture (“CEA”) facilities and integrates complex environmental equipment systems, today announced that it has agreed to acquire MJ12 Design Studio and parent company, 2WR+ Partners. urban-gro will fund the transaction of $9.1 million through a combination of cash and UGRO common stock, including contingent consideration of up to $2 million based on achievement of certain performance metrics. The company expects the transaction to be accretive to earnings in its current fiscal year.

Acquisition of the award-winning, full-service architecture firm greatly expands urban-gro’s services offering by creating the industry’s first fully integrated architecture, engineering, and cultivation systems integration company serving the cannabis and food-focused CEA sectors.

Bradley Nattrass, Chairman and CEO of urban-gro commented, “this accretive and synergistic acquisition positions urban-gro for a strong future in the global CEA market. It will have a significant positive impact on driving incremental engineering and design services, as well as equipment system revenues. The company can now directly address more challenges faced by cultivators when expanding existing or designing new CEA facilities. Our enhanced integrated menu of service offerings affords clients the convenience of working with one company that possesses the expertise to fully understand the plant, their business, and the technical design aspects necessary to bring a high-performance cultivation facility to life. The inclusion of architecture allows us to now offer our clients complete design capabilities for their cultivation, processing, extraction, and retail facilities. Moreover, the move brings the company one step closer to our goal of delivering complete, end-to-end turn-key indoor CEA facilities.”

Upon closing, urban-gro, Inc. will acquire MJ12 Design Studios, along with its parent company 2WR+ Partners, a multi-state architectural and interior design firm. The combined 23-person firm, including Senior Principal and Partner Sam Andras, AIA, will join the urban-gro team. Mr. Andras will serve on the executive leadership team, heading urban-gro’s architecture, engineering, and design offering, which collectively now features experience in over 400 CEA facilities.

“With its focus on growth in the European market and strong capital position, urban-gro provides us with an opportunity to execute on a global scale, which has been a long-held vision for me and my team,” Andras said. “On behalf of myself, my partners, and all of our employees, we are very excited to be a part of the urban-gro team and propel the industry forward. Joining this high-growth publicly traded company allows us to collectively bring elite, plant-focused design solutions to even more clients, in turn, facilitating the delivery of plant-based medicines and locally produced food crops across the globe.”

Nattrass concurred stating, “the rapidly growing global CEA sector for cannabis and food represents a tremendous opportunity for our firms to combine our core competencies, applying our experience and expertise to partner with clients in achieving their goals. The acquisition presents an opportunity for urban-gro to establish customer relationships much earlier in the design process, creating a cascading effect of downstream potential to provide the company’s existing service and equipment solutions on MJ12’s current open projects and with new clients.”

“The addition of 2WR and MJ12’s high-margin business offerings serves to further strengthen urban-gro’s financial performance,” said Dick Akright, Chief Financial Officer of urban-gro. “I am thrilled that this acquisition not only executes along our strategic acquisition path, but it acts as a natural progression for urban-gro to expand our reach. The addition of MJ12’s existing projects strengthens our portfolio and better equips us to meet the needs of our existing and future clients.”

While urban-gro will acquire MJ12 for coordinated architecture, engineering, and design services in the CEA market, the company will continue to work with other architectural partners at our clients’ request. Similarly, 2WR will continue to work with and develop new relationships with other engineering and design partners, as well as provide services in non-cultivation markets including education, healthcare, commercial, civic, multi-family, and hospitality.

About urban-gro, Inc.

urban-gro, Inc.® (Nasdaq: UGRO) is a global engineering and design services company focused on the commercial horticulture market. With experience in hundreds of Controlled Environment Agriculture (CEA) facilities spanning millions of square feet, we engineer, design, and integrate complex environmental equipment systems into high-performance facilities.

For operating facilities, urban-gro’s gro-care® Managed Services Platform leverages the company’s expertise to improve uptime, provide continuity, and drive facility optimization. Operating as a crop-agnostic solutions provider in both food and cannabis CEA sectors, our crop-focused end-to-end approach provides a single point of accountability across all aspects of growing operations.

Visit urban-gro.com to discover how we help cultivators gro plants and gro profits.

About MJ12 Design Studios

MJ12 offers full design services addressing cultivation, processing, manufacturing, operations, and retail dispensaries for the cannabis industry. We are cannabis architect experts in a variety of applications supporting cannabis facility design, including new warehouse facility design for full indoor cultivation, processing and operations, combination of warehouse and commercial greenhouse, interior build-out and/or renovation of existing warehouse facilities serving all aspects of cultivation and support functions, and head-house designs supporting indoor and outdoor cultivation.

About 2WR + Partners

2WR+Partners promotes architectural excellence in every aspect of design. We have developed a rigorous methodology that embraces authenticity through site, materiality, technology, client goals, and budget. Through this collaborative process, we develop a unique perspective through which we develop architecture which is relevant and sustainable.

With offices now located in Columbus, Georgia; Denver, Colorado; and Boston, Massachusetts, the firm serves clients across the country. 2WR’s portfolio includes projects ranging in construction budgets from $100,000 to $200,000,000. No matter the budget, our clients are always provided with the highest level of professional services with the focus of exceeding all expectations. For more information, please visit 2wrarch.com.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Such forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the demand for our services and products, our ability to manage the adverse effect brought on by the COVID-19 pandemic, our ability to execute on our strategic plans, our ability to achieve positive cash flows or profitability, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2021. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contact:
Dan Droller
EVP Corporate Development
urban-gro, Inc.
investors@urban-gro.com

Media Contact:
Stan Wagner
Managing Director
Maverick Public Relations
303.618.5080
stan@themaverickpr.com

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